EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
GeneThera, Inc.
Wheat Ridge, Colorado 80033


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Senior Executive Officer Stock Option Plan of GeneThera, Inc. of our report dated March 31, 2005, with respect to the consolidated financial statements of GeneThera, Inc. included in it's Annual Report (Form 10-KSB-A), as amended, for the years ended December 31, 2004 and 2003, as filed with the Securities and Exchange Commission May 15, 2005.


/s/ Kantor, Geisler & Associates, LLC.
CERTIFIED PUBLIC ACCOUNTANTS
Hollywood, Florida
December 23, 2005.